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                                                                   EXHIBIT 3(ii)
                         FORMAN PETROLEUM CORPORATION


                                   BY - LAWS

                                   ARTICLE I

                                    OFFICES


     Section 1.  The principal office shall be the Parish of State of Louisiana.

     Section 2. The corporation may also have offices at such other places both within and without the State of Louisiana as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II

                            MEETING OF STOCKHOLDERS

     Section 1. Meetings of the stockholders may be held at such places as may be fixed from time to time by the President or the Board of Directors in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of stockholders, commencing with the year 1983, shall be held on the first Tuesday in the month of December if not a legal holiday, or if a legal holiday, then on the next secular day following, at 3:30 P.M., at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of Directors, a complete list of the stockholders
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entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of at least _____ of the Board of Directors, or at the request of stockholders owning twenty-five percent of the amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least five days before the date fixed for the meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy,


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shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for Directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

     Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.


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                                  ARTICLE III

                                   DIRECTORS

     Section 1. The number of Directors which shall constitute the Board shall be one or more. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article. Each Director elected shall hold office until his successor is elected and qualified. Directors must be stockholders.

     Section 2. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filed by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

     Section 3. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                       MEETING OF THE BOARD OF DIRECTORS

     Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Louisiana.

     Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at


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such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

     Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     Section 7. Special meetings of the Board may be called by the President on five days' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

     Section 8. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                            COMMITTEE OF DIRECTORS

     Section 10. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the


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powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors may additionally, by resolution passed by a majority of the whole Board, designate an Executive Committee which shall have all of the power and authority of the Board of Directors and which shall consist of one or more of the members of the Board of Directors. The Executive Committee shall keep minutes of its meetings. The members of the Executive Committee shall be chosen by the Board of Directors at its annual or any special meeting.

     Section 11. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                           COMPENSATION OF DIRECTORS

     Section 12. The Directors shall not be entitled to any compensation or any expenses for attending either the regular or special meetings of the Board.

                                   ARTICLE IV

                                    NOTICES

     Section 1. Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


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                                   ARTICLE V

                                   OFFICERS

     Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary, and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person provided, that when the offices of the President and Secretary are held by the same person, such person shall not hold any other office, except as permitted by law.

     Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, one or more Vice-Presidents, a Secretary and a Treasurer.

     Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                                 THE PRESIDENT

     Section 6. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.


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     Section 7.  He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

                              THE VICE PRESIDENT

     Section 8. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARY

     Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Assistant Secretary.

     Section 10. The Assistant Secretary shall, in the absence of or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


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                                 THE TREASURER

     Section 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     Section 12. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     Section 13. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                  ARTICLE VI

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar , the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be


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facsimile.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificate or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

                               LOST CERTIFICATES

     Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFER OF STOCK

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


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                           CLOSING OF TRANSFER BOOKS

     Section 5. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meetings of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days prior to said meeting, and in such case such stockholders and only such stockholders as shall be stockholders of record or the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                            REGISTERED STOCKHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and


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to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Louisiana.

                                  ARTICLE VII

                              GENERAL PROVISIONS

                                   DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserves in the manner in which it was created.

                               ANNUAL STATEMENT

     Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.


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                                    CHECKS

     Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


                                  FISCAL YEAR

     Section 5. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                     SEAL

     Section 6. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Louisiana." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. An impression of the seal is affixed to the margin hereof.


                                 ARTICLE VIII

                                  AMENDMENTS

     Section 1. These By-Laws may be amended or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors, if notice of such amendment or repeal be contained in the notice of such special meeting. No change of the time or place of the meeting for the election of Directors shall be made within sixty days next before the day on which such meeting is to be held, and in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known Post Office address at least twenty days before the meeting is held.


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